Exhibit 99.1

PRESS RELEASE		5700 Las Positas Road Livermore California 94551 925 606 9200

FOR INFORMATION CONTACT:
Keith E. Pratt
Chief Financial Officer
925 606 9200

FOR RELEASE JUNE 18, 2012

McGrath RentCorp Announces New Five-Year $420 Million Financing

LIVERMORE, CA – June 18, 2012 – McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business to business rental company, today announced that it has entered into a new $420 million credit facility with a syndicate of banks. The five year facility matures on June 15, 2017 and replaces the Company’s existing $350 million line of credit. Bank of America, N.A., served as Administrative Agent and Union Bank of California N.A., served as Syndication Agent. Merrill Lynch, Pierce, Fenner & Smith Incorporated served as the Sole Lead Arranger and Sole Book Manager.

The proceeds of the new facility will be used for working capital, capital expenditures and other general corporate purposes. Additional information regarding the new credit facility is available in the Company’s current report on Form 8-K, to be filed with the SEC on June 18, 2012.

Dennis Kakures, President and CEO stated, “We are very pleased to have secured this financing. Increasing the size of our credit facility in this volatile financial market environment is a testament to the strength of our balance sheet and our cash flow generating businesses. With the increased capital this financing provides, we are well positioned to take advantage of opportunities for growing a larger McGrath RentCorp in the years ahead.”

ABOUT MCGRATH RENTCORP

Founded in 1979, McGrath RentCorp is a diversified business-to-business rental company. Under the trade name Mobile Modular Management Corporation (Mobile Modular), it rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs in California, Texas, Florida, North Carolina, Georgia, Maryland, Virginia and Washington, D.C. The Company’s TRS-RenTelco division rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas. In 2008, the Company purchased the assets of Adler Tank Rentals, a New Jersey based supplier of rental containment solutions for hazardous and nonhazardous liquids and solids with operations today in the Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West. Also, in 2008, under the trade name TRS-Environmental, the Company entered the environmental test equipment rental business serving the Americas. In 2008, the Company also entered the portable storage container rental business in Northern California under the trade name Mobile Modular Portable Storage, and in 2009 expanded this business into Southern California, Texas and Florida. For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com

Tanks and Boxes – www.AdlerTankRentals.com

Modular Buildings – www.MobileModularRents.com

Portable Storage – www.MobileModularRents-PortableStorage.com

Electronic Test Equipment – www.TRS-RenTelco.com

Environmental Test Equipment – www.TRS-Environmental.com

School Facilities Manufacturing – www.Enviroplex.com

FORWARD-LOOKING STATEMENTS

Statements in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to a number of risks and uncertainties. All statements, other than statements of historical facts, regarding McGrath RentCorp’s business strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, plans and objectives are forward looking statements. These forward-looking statements appear in a number of places and can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend,” “hopes,” “goals” or “certain” or the negative of these terms or other variations or comparable terminology.

Management cautions that forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements including, without limitation, the following: the effect of a recession and financial, budget and credit crises, particularly in California, including the impact on funding for school facility projects and residential and commercial construction sectors, our customers’ need and ability to rent our products, and the Company’s ability to access additional capital in an uncertain capital and credit market; changes in state funding for education and the timing and impact of federal stimulus monies; the effectiveness of management’s strategies and decisions, general economic, stock market and business conditions, including in the states and countries where we sell or rent our products; continuing demand for our products; hiring, retention and motivation of key personnel; failure by third parties to manufacture and deliver our products in a timely manner and to our specifications; the cost of and our ability to successfully implement information system upgrades; the risk of security breaches of our information technology systems; our ability to finance expansion and to locate and consummate acquisitions and to successfully integrate and operate those acquisitions; fluctuations in interest rates and the Company’s ability to manage credit risk; our ability to effectively manage our rental assets; the risk that we may be subject to litigation under environmental, health and safety and product liability laws and claims from employees, vendors and other third parties; fluctuations in the Company’s effective tax rate; changes in financial accounting standards; our failure to comply with internal control requirements; catastrophic loss to our facilities; effect on the Company’s Adler Tanks business from reductions to the price of oil or gas; new or modified statutory or regulatory requirements; success of the Company’s strategic growth initiatives; risks associated with doing business with government entities; seasonality of our businesses; intense industry competition including increasing price pressure; our ability to timely deliver, install and redeploy our rental products; significant increases in raw materials, labor, and other costs; and risks associated with operating internationally, including unfavorable exchange rates for the U.S. dollar against our Canadian dollar denominated revenues.

Our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including those discussed in Part II—Item 1A “Risk Factors” and elsewhere in our Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 3, 2012 and in our Form 10-K for the year ended December 31, 2011 filed with the SEC on February 29, 2012, and those that may be identified from time to time in our reports and registration statements filed with the SEC. Forward-looking statements are made only as of the date of this press release and are based on management’s reasonable assumptions; however, these assumptions can be wrong or affected by known or unknown risks and uncertainties. Readers should not place undue reliance on these forward-looking statements and are cautioned that any such forward-looking statements are not guarantees of future performance. Except as otherwise required by law, we do not undertake any duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations.